UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 29, 2021 (November 24, 2021)

WEWORK INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39419	85-1144904
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

575 Lexington Avenue, New York, NY	10022
(Address of principal executive offices)	(Zip Code)

(646) 389-3922

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	WE	The New York Stock Exchange
Warrants, each whole warrant exercisable for one share of Class A common stock	WE WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On November 24, 2021, WeWork Inc., a Delaware corporation (the “Company”), WeWork Companies LLC, a Delaware limited liability company and wholly owned subsidiary of the Company (“WeWork”), and SoftBank Group Corp., a Japanese joint-stock company (the “SoftBank Obligor”), entered into that certain Amendment No. 1 to the Letter Agreement (the “CSL Amendment”), which amends the Letter Agreement, dated as of March 25, 2021 (the “Original CSL”), among WeWork, the Company and the SoftBank Obligor. Pursuant to the CSL Amendment, among other things, the SoftBank Obligor commits to consent to the extension of the termination date of the Credit Agreement, dated as of December 27, 2019 (as amended or otherwise modified from time to time, the “Credit Agreement”), by and among the Company, the SoftBank Obligor, the issuing creditors party thereto, the l/c participants party thereto and Goldman Sachs International Bank, as administrative agent, until no later than February 10, 2024, subject to certain terms and conditions described therein which will provide for the total commitments under the Credit Agreement to be reduced from $1.75 billion to $1.25 billion as of February 10, 2023 while the 7.50% Senior Secured Notes (the “7.50% Notes”) issuable by WeWork under that certain Amended and Restated Master Senior Secured Notes Note Purchase Agreement, dated as of October 20, 2021, by and among WeWork, WW Co-Obligor Inc. and StarBright WW LP will be extended from February 12, 2023 to February 12, 2024 and provide for $500 million in aggregate principal amount of 7.50% Notes available to be drawn thereunder, as a result of which WeWork will have total and combined commitments of up to $1.75 billion available until February 12, 2024. In addition, the Company will issue warrants to the SoftBank Obligor to purchase 11,923,567 shares of the Company’s Class A common stock, par value $0.0001 per share, as consideration for the Original CSL and WeWork agreed to use commercially reasonable efforts to assist the SoftBank Obligor in the resale or refinancing of a portion of WeWork’s 5.00% Senior Notes due 2025.

The foregoing summary of the CSL Amendment does not purport to be complete and is qualified in its entirety by reference to the complete terms of the CSL Amendment, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit Number	Description

10.1	Amendment No. 1 to Letter Agreement, dated as of November 24, 2021, by and among WeWork Companies LLC, WeWork Inc. and SoftBank Group Corp.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

WEWORK INC.

	By:	/s/ Jared DeMatteis
Date: November 29, 2021	Name:	Jared DeMatteis
	Title:	Chief Legal Officer